                          SECOND AMENDMENT TO AGREEMENT
                              FOR SALE AND PURCHASE


            THIS SECOND AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE ("Amendment") made and entered into by and between by and among CROWNRIDGE STORAGE PORTFOLIO, LLC, a Nevada limited liability company, and WILLIAMS STORAGE PORTFOLIO III, LLC, a Nevada limited liability company (together, "Sellers"), whose address is 2755 Bristol Street, #140, Costa Mesa, California 92626, and U-STORE-IT, L.P., a Delaware limited partnership ("Buyer") whose address is 6745 Engle Road, Suite 300, Cleveland, Ohio 44130, amends the Agreement for Sale and Purchase dated October 3, 2005 between Sellers and Buyer, as amended by an Amendment to Agreement for Sale and Purchase dated November 17, 2005 (as amended, the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

                                   WITNESSETH:

            WHEREAS, Buyer and Sellers have agreed to amend the allocation of the Purchase Price for the Properties and extend the Closing Date under the Agreement; and

            WHEREAS, in furtherance thereof, Sellers and Buyer agree to the following amendments to the Agreement.

                                   AGREEMENT:

            NOW THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

            1. Section 2 of the Agreement is hereby amended by changing (i) the allocated portion of the Purchase Price for the Radio Property from Thirteen Million One Hundred Thousand Dollars ($13,100,000.00) to Eleven Million Eight Hundred Fifty Thousand Dollars ($11,850,000.00) and (ii) the allocated portion of the Purchase Price for the Artesia Property from Eighteen Million Seven Hundred Thousand Dollars ($18,700,000.00) to Seventeen Million Four Hundred Fifty Thousand Dollars ($17,450,000.00).

            2. Section 8 of the Agreement is hereby amended by extending the Closing Date to February 7, 2006.

            3. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of such counterparts shall constitute one amendment. To facilitate execution of this Amendment, the parties may execute and exchange by electronic or facsimile transmission counterparts of the signature pages.

                                 BUYER:

                                 U-STORE-IT, L.P.
                                 a Delaware limited partnership
                                 By:  U-Store-It Trust, its general partner


                                 By:  /s/ Steven G. Osgood
                                      --------------------------------------
                                      Steven G. Osgood
                                      President

                                 Date of Execution by Buyer:  December 1, 2005



                                 SELLER:

                                 CROWNRIDGE STORAGE PORTFOLIO, LLC
                                 a Nevada limited liability company

                                 By:  /s/ Dale A. Williams
                                     ------------------------------------------

                                 Its: Managing Member
                                     ------------------------------------------




                                 WILLIAMS STORAGE PORTFOLIO III, LLC
                                 a Nevada limited liability company

                                 By:  /s/ Dale A. Williams
                                     ------------------------------------------

                                 Its:  Managing Member
                                     ------------------------------------------

                                 Date of Execution by Sellers:
                                                               ----------------


                                 Date of Execution by Seller:  November 30, 2005


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